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                                                             Registration No.33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                            MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)

        DELAWARE                                            52-1469385
 (State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification Number)

                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
             (Address of principal executive offices and zip code)

                        -------------------------------

             FIFTH AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
      MANUGISTICS GROUP, INC.  1991 OUTSIDE DIRECTORS STOCK OPTIONS GRANT
                    (Full titles of the plans and/or grants)

                        -------------------------------

                               William M. Gibson
                            Manugistics Group, Inc.
                           2115 East Jefferson Street
                           Rockville, Maryland 20852
                    (Name and address of agent for service)
                                 (301) 984-5000
         (Telephone number, including area code, of agent for service)

                        -------------------------------

                                        CALCULATION OF REGISTRATION FEE
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                                                     Proposed maximum   Proposed maximum
      Title of securities            Amount to        offering price    aggregate offering      Amount of
        to be registered          be registered       per share (1)         price (1)        registration fee (1)
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
Common Stock, $.002 Par Value      660,000 shares        $19.62             $12,949,000           $4,465.24
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


(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices for the Common Stock on July 26,1996, as reported by the NASDAQ National Market System.


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         This Registration Statement relates to (a) 600,000 additional shares of Common Stock reserved for issuance upon the exercise of options granted or which may be granted under the Registrant's Fifth Amended and Restated Employee Stock Option Plan and (b) 60,000 shares of Common Stock reserved for future issuance upon the exercise of options granted pursuant to the 1991 Outside Director Stock Option Grant. (Such shares are referred to below as the "Shares.") The contents of Registration Number 33-67994 and Registration
Number 33-98820, which both relate to the shares of Common Stock previously registered under the Employee Stock Option Plan, are incorporated herein by reference.


ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996.

         2.      The Company's Current Report on Form 8-K as filed on May 28,
1996.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Dilworth, Paxson, Kalish & Kauffman LLP has rendered an opinion regarding the legality of the Shares. Joseph H. Jacovini, Co-Chairman and a principal in that firm and a member of the Board of Directors of the Company, was awarded an option to purchase shares of the Company's Common Stock pursuant to the 1991 Outside Director Stock Option Grant. The twelve thousand (12,000) shares which remain issuable upon exercise of that option are included among the Shares being registered pursuant to this registration statement. The law firm of Dilworth, Paxson, Kalish & Kauffman LLP is the beneficial owner of those shares. Mr. Jacovini also holds options to purchase 10,000 shares of the Company's Common Stock granted under the Company's 1994 Outside Directors Non-Qualified Stock Option Plan. Members of said law firm,
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including Mr. Jacovini, may be deemed to own beneficially shares of the
Company's Common Stock which, in the aggregate, constitute less than one-half of one percent of the outstanding shares of such stock.

ITEM  6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation and By-Laws provide that directors "shall be excused from liability to the fullest extent permitted by Delaware law," as now in effect or as subsequently amended.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The By-laws of the Company include comparable provisions.

         Directors and officers are also insured against certain liabilities under a directors and officers' liability insurance policy maintained by the Company.

ITEM  8.  EXHIBITS.

         5 Opinion of Dilworth, Paxson, Kalish & Kauffman LLP as to the legality of securities being registered.

         10.1 Manugistics Group, Inc. Fifth Amended and Restated Employee Stock Option Plan.

         10.2      1991 Outside Director Stock Option Grant.

         23.1      Consent of Deloitte & Touche LLP.

         23.2 Consent of Dilworth, Paxson, Kalish & Kauffman LLP (included as a part of Exhibit 5).

         24.1      Power of Attorney.

         24.2      Certificate of Secretary.


ITEM 9. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.





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    (2)  For the purpose of determining any liability under the Securities Act of 1933, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in response to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 2nd day of August, 1996.

                            MANUGISTICS GROUP, INC.

                            By:                 *
                               --------------------------------
                               William M. Gibson
                               Chairman of the Board,
                               President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                         TITLE                     DATE
         ---------                                         -----                     ----
             *                             Chairman of the Board,                 August 2, 1996
   ------------------------                President and Chief Executive
   William M. Gibson                       Officer; Director (Principal
                                           Executive Officer)



             *                             Vice President and Chief               August 2, 1996
   ------------------------                Financial Officer (Principal
   Peter Q. Repetti                        Financial Officer and Principal
                                           Accounting Officer)


             *                             Director                               August 2, 1996
   -----------------------
   Jack A. Arnow


             *                             Director                               August 2, 1996
   ------------------------
   Joseph H. Jacovini


             *                             Director                               August 2, 1996
   ------------------------
   J. Michael Cline

             *                             Director                               August 2, 1996
   -------------------------
   William G. Nelson


             *                             Director                               August 2, 1996
   ------------------------
   Thomas A. Skelton

             *                             Director                               August 2, 1996
   -----------------------
   Lynn C. Fritz


*By:  /s/ Peter Q. Repetti
     -----------------------
       Peter Q. Repetti
       Attorney-in-Fact





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
                                EXHIBIT INDEX



         5 Opinion of Dilworth, Paxson, Kalish & Kauffman LLP as to the legality of securities being registered.

         10.1 Manugistics Group, Inc. Fifth Amended and Restated Employee Stock Option Plan.

         10.2    1991 Outside Director Stock Option Grant.

         23.1    Consent of Deloitte & Touche LLP.

         23.2 Consent of Dilworth, Paxson, Kalish & Kauffman LLP (included as a part of Exhibit 5).

         24.1    Power of Attorney.

         24.2    Certificate of Secretary.





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